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                                                                 Exhibit 99.1

                           MARKET CENTRAL LETTERHEAD


                                       Contact:          Jim Rapp
                                                         Market Central, Inc.
                                                         888-773-3501 x 5010

                    MARKET CENTRAL TO ACQUIRE CONVEY SYSTEMS

             BOARD APPOINTS CONVEY'S DOYAL BRYANT PRESIDENT AND CEO


JACKSONVILLE, NC--- (BUSINESS WIRE) - APRIL 22, 2004 - MARKET CENTRAL, INC. (OTC
BB: MKTE), a provider of Customer Relationship Management (CRM) services and solutions, today announced that the Board of Directors has approved a letter of intent to acquire the assets of Convey Systems, Inc., including patents, intellectual property, software, and certain other assets, from Convey's parent company, The Tag Group, Inc. (PNK: TGGP). The transaction is subject to the approval of the stockholders of The Tag Group, Inc. It is expected that the transaction will close within 60 - 90 days.

Effective immediately, the Board has entered into an interim management agreement naming Mr. Doyal Bryant, President and CEO of Convey Systems, to serve as the President and CEO of Market Central, Inc., pending the consummation of the transaction. In addition, Mr. Preston Rodenbaugh, an executive officer in Convey, will serve as Executive Vice President of Market Central under the same management agreement. Terrence J. Leifheit, current President and CEO will continue to serve as a Director of the Company.

Convey Systems, Inc., a Charlotte, North Carolina-based company provides web-based collaboration software systems with national and international customers in financial, travel, and libraries services. Convey System software is recognized as one of the world's leading virtual reference tools for the libraries of the world. The company's proprietary Web-based collaboration software, OnDemand(TM), complements and expands Market Central's existing CTI (computer telephony integration), contact center, and data software lines of business. OnDemand(TM) provides digital video, voice over IP, desktop application sharing and collaboration, supported by text chat and co-browsing capabilities in a single, easy-to-use solution. The addition of Convey Systems' OnDemand(TM) product line to Market Central's current operations will enable Market Central's contact centers to operate as sophisticated, multi-media customer contact centers on an outsourced basis.

Additionally, Market Central intends to combine its SourceWare(TM) software with OnDemand(TM) in a new software licensing division that will provide more sophisticated data search capabilities to its contact center clients.

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SourceWare(TM) is a powerful next-generation search engine application that captures, integrates, cleanses and organizes back office and customer data for data mining.

"We see tremendous synergies between our companies and sizeable opportunities to leverage our client bases and technologies to achieve growth in new markets and marketplaces with this acquisition," stated Glen H. Hammer, Chairman of the Board of Market Central. "We foresee the introduction of highly cost-effective, packaged solutions that offer very efficient alternatives in the Customer Relationship Management arena. The addition of Convey's proprietary software to that of Market Central presents a unique suite of products to increase our market position and the value of Market Central for our shareholders. At the same time, we add significantly to our management team with Doyal Bryant who has over 25 years experience in senior corporate management, product development, financing, operations and sales in all of our combined product areas."

Prior to Convey, Mr. Bryant held senior management or ownership positions in companies that provided financial and technical due diligence services for major investment banking firms with transactions valued at over $300 million. He played an integral part in the growth and development of major telecommunication companies such as ZTEL, Premiere Technologies, CommSouth, Talk.Com, PrimeTec International, and ATMNet. His companies have developed international joint venture agreements and investment transactions for Voice, VoIP, and Internet related services in Canada, Mexico, Australia, Japan, Hong Kong, as well as several European and South American countries.

ABOUT CONVEY SYSTEMS

CONVEY SYSTEMS DEVELOPS AND PROVIDES COLLABORATION SOFTWARE FOR BUSINESS COMMUNICATION. CONVEY'S PROPRIETARY SOLUTIONS ENABLE IMMEDIATE, PERSONALIZED YET SECURE INTERACTION BETWEEN INDIVIDUALS VIA THE INTERNET BY LEVERAGING VIDEO, VOICE-OVER IP, TEXT CHAT, CO-BROWSE AND APPLICATION-SHARE CAPABILITIES. CONVEY SUPPORTS SUCH ONLINE APPLICATIONS AS VIRTUAL REFERENCE, UNIVERSITY COMMUNICATIONS, FINANCIAL, E-LEARNING AND E-TRAINING, AND COMPUTER SUPPORT SERVICES. FOR MORE INFORMATION, PLEASE CALL 704-357-9710, OR VISIT:
WWW.CONVEYSYSTEMS.COM.


ABOUT MARKET CENTRAL

Headquartered in Atlanta, Market Central, Inc. is a full service Customer Relationship Management (CRM) provider. The Company has developed a next-generation suite of CRM solutions that include proprietary, patented software for data capture, cleansing, mining, integration, search, and intelligent document recognition. The Company is also a Microsoft development partner for MS CRM solutions. Market Central provides other CRM services, such as campaign management, and operates a 900-seat contact center to support the software line of business and provide outsourced contact center services to select clients as part of their overall CRM effort.

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This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes" and similar expressions. Our ability to achieve the results anticipated in such forward-looking statements is subject to risks and uncertainties, including, without limitation, our ability to successfully centralize and consolidate various support functions, in addition to general economic conditions, operating results, market acceptance of our CRM solutions and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.


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